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                                                                     Exhibit 5.1

                                  July 1, 2004




Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
401 Plymouth Road
Plymouth Meeting, Pennsylvania 19462

Ladies and Gentlemen:

         We have acted as counsel to Brandywine Realty Trust, a Maryland real estate investment trust (the "Company"), Brandywine Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), and certain subsidiaries of the Partnership (the "Subsidiary Guarantors" and, together with the Company and the Partnership, the "Registrants"), in connection with the Registrants' registration statement on Form S-3 (the "Registration Statement"), relating to the registration of (1) up to $750,000,000 in aggregate offering price of: (a) common shares of beneficial interest, $.01 par value per share, of the Company ("Common Shares"), (b) one or more series of preferred shares of beneficial interest, $.01 par value per share, of the Company ("Preferred Shares"), (c) one or more series of Preferred Shares represented by depositary shares ("Depositary Shares") and (d) warrants to purchase Common Shares, Preferred Shares or Depositary Shares ("Warrants"), and (2) up to $750,000,000 aggregate offering price of debt securities of the Partnership ("Debt Securities"), which will be fully and unconditionally guaranteed by the Company and the Subsidiary Guarantors ("Guarantees") (collectively, the "Securities"). The Securities may be offered and sold from time to time as set forth in the prospectus which forms a part of the Registration Statement, and as may be set forth in one or more supplements to the prospectus, after the Registration Statement becomes effective. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to them in the Registration Statement.

         In connection with our representation of the Company, the Partnership and the Subsidiary Guarantors, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

         1. The Registration Statement and the related form of prospectus included therein in the form in which it was transmitted to the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), on the date hereof;

         2. The form of indenture among the Operating Partnership, the Company and the Subsidiary Guarantors, and a trustee to be named (the "Trustee"), a copy of which is filed as an exhibit to the Registration Statement (such indenture,



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Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
July 1, 2004
Page 2

as authorized, executed and delivered by the parties thereto, and as so amended or supplemented, as the case may be, being referred to as the "Indenture");

         3. The Amended and Restated Declaration of Trust of the Company, as amended (the "Declaration"), certified as of a recent date by the State Department of Assessments and Taxation of Maryland;

         4. The Bylaws of the Company, as amended as of the date hereof (the "Bylaws");

         5. The Certificate of Limited Partnership of the Partnership (the "Certificate"), certified as of a recent date by the Secretary of State of the State of Delaware;

         6. The Amended and Restated Agreement of Limited Partnership of the Partnership, as amended as of the date hereof (the "Partnership Agreement");

         7. The certificate of limited partnership, partnership agreement, limited liability company agreement, certificate of formation, articles of incorporation and bylaws, as applicable, of each Subsidiary Guarantor (the "Subsidiary Charters");

         8. Resolutions adopted by the Board of Trustees of the Company (acting on behalf of the Company in its own capacity and its capacity as general partner of the Partnership) and resolutions adopted by the boards of directors of the corporate Subsidiary Guarantors relating to the registration of the Securities, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect; and

         9. Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth in this letter, subject to the assumptions, limitations and qualifications stated herein.

         In expressing the opinion set forth below, we have assumed, and so far as is known to us there are no facts inconsistent with, the following:

         1. Each individual executing any of the Documents is legally competent to do so;



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Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
July 1, 2004
Page 3

         2. Each individual executing any of the Documents on behalf of a party (other than the Company, the Partnership or the Subsidiary Guarantors) is duly authorized to do so;

         3. Each of the parties (other than the Company, the Partnership or the Subsidiary Guarantors) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party's obligations set forth therein are legal, valid and binding;

         4. All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine. All public records reviewed or relied upon by us or on our behalf are true and complete. All statements and information contained in the Documents and in the factual representations to us by officers of the Company are true and complete. There are no oral or written modifications or amendments to the Documents, by action or conduct of the parties or otherwise;

         5. Securities will be issued against payment of valid consideration under applicable law; and

         6. The outstanding shares of beneficial interest of the Company have not been and will not be transferred in violation of any restriction or limitation contained in the Declaration. The Securities will not be transferred in violation of any restriction or limitation contained in the Declaration.

         For the purposes of the opinions set forth below, we have assumed that the issuance of, and certain terms of, the Securities that may be issued from time to time will have been duly authorized and established by proper action of the Partnership or the Company, as applicable, or, with respect to the Guarantees, of the Company and the Subsidiary Guarantors, consistent with the procedures and terms described in the Registration Statement and in accordance with (a) the Certificate, the Partnership Agreement and applicable Delaware law, with respect to the Partnership, (b) the Declaration and Bylaws and applicable Maryland law, with respect to the Company, and (c) the Subsidiary Charters and applicable law of Pennsylvania, New Jersey, Virginia or Delaware (as the case may be) with respect to the Subsidiary Guarantors, in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Partnership, the Company, or the Subsidiary Guarantors, respectively (the "Authorizing Proceedings").



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Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
July 1, 2004
Page 4

         In expressing the opinions set forth below, we have further assumed that (i) prior to any issuance of Preferred Shares or Depositary Shares, such Preferred Shares shall be classified in accordance with the Declaration and applicable Maryland law and appropriate Articles Supplementary to the Declaration shall be duly filed for recordation with the Maryland State Department of Assessments and Taxation; (ii) any Depositary Shares will be issued by a depositary (as defined below) under one or more deposit agreements (each, a "Deposit Agreement"), each between the Company and a financial institution identified therein as depositary (each, a "Depositary"); (iii) the Indenture will have been duly authorized, executed and delivered by the parties thereto; (iv) the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be in compliance, generally and with respect to acting as a trustee, under the Indenture and all applicable laws and regulations; and (v) the terms of such Indenture shall be consistent with the form thereof, a copy of which is filed as an exhibit to the Registration Statement.

         Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that:

         1. Upon the completion of all Authorizing Proceedings relating to the Securities that are Common Shares and the due execution, countersignature and delivery of certificates evidencing such Common Shares and assuming that at the time of any offering or sale of such Common Shares, the Company shall have such number of Common Shares as are included in such offering or sale authorized and available for issuance, the Common Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Trustees of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

         2. Upon the completion of all Authorizing Proceedings relating to the Securities that are Preferred Shares and the due execution, countersignature and delivery of certificates evidencing such Preferred Shares and assuming that at the time of any offering or sale of such Preferred Shares, the Company shall have such number of Preferred Shares as are included in such offering or sale authorized and available for issuance, the Preferred Shares will be duly authorized and, when and if delivered against payment therefor in accordance with the resolutions of the Board of Trustees of the Company authorizing their issuance, will be validly issued, fully paid and nonassessable.

         3. Upon completion of all Authorizing Proceedings relating to Securities that are Warrants and the due execution, authentication and delivery of certificates representing such Warrants, and assuming that at the time of any offering or sale of such Warrants, the Company shall have such number of Common



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Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
July 1, 2004
Page 5

Shares and/or Preferred Shares as are issuable upon exercise of such Warrants authorized and available for issuance, the Warrants will be duly authorized and will be binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         The Warrants will be issued under one or more warrant agreements (each, a "Warrant Agreement"), each between the Company and a financial institution identified therein as a warrant agent (the "Warrant Agent"). To the extent that the obligations of the Company under each Warrant Agreement may be dependent upon such matters, we have assumed for purposes of this opinion that the Warrant Agent will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that the Warrant Agent will be duly qualified to engage in the activities contemplated by the Warrant Agreement; that the terms of the Warrants and of their issuance will be consistent with the Warrant Agreement, that the Warrant Agreement will be duly authorized, executed and delivered by the Warrant Agent and will constitute the legal, valid and binding obligation of the Warrant Agent enforceable against the Warrant Agent in accordance with its terms; that the Warrant Agent will be in compliance, generally with respect to acting as a Warrant Agent under the Warrant Agreement, with all applicable laws and regulations; and that the Warrant Agent will have the requisite organizational and legal power and authority to perform its obligations under the Warrant Agreement.

         4. Upon the completion of all Authorizing Proceedings relating to a Deposit Agreement and a series of Preferred Securities underlying a series of Depositary Shares (and subject to the assumption expressed in paragraph 2 above), and upon the classification of such Preferred Securities in accordance with applicable law and the filing of appropriate Articles Supplementary to the Declaration and the due execution, countersignature and delivery of certificates evidencing the Preferred Shares and depositary receipts evidencing the Depositary Shares (the "Depositary Receipts") in the form provided by a Deposit Agreement, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Receipts and the Deposit Agreement for such Depositary Shares.

         5. Upon completion of all Authorizing Proceedings relating to Securities that are Debt Securities, and upon the due execution and delivery of the Debt Securities pursuant to an Indenture, the Debt Securities will be duly authorized by all necessary partnership action of the Partnership, and such Debt Securities will be legally issued and will be binding obligations of the



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Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
July 1, 2004
Page 6

Partnership enforceable against the Partnership in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         6. Upon completion of all Authorizing Proceedings relating to Securities that are Guarantees, and upon the due execution and delivery of the Guarantees pursuant to an Indenture, the Guarantees will be duly authorized by all necessary trust, partnership, limited liability company, or corporate, as the case may be, action of the Company and of the Subsidiary Guarantors, and such Guarantees will be legally issued and will be binding obligations of the Company and the Subsidiary Guarantors enforceable against the Company and the Subsidiary Guarantors in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

         We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

         We hereby consent to the reference to our firm under the Section "Legal Matters" in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the 1933 Act.

                                           Very truly yours,


                                           /s/ Pepper Hamilton LLP
                                           -----------------------

                                           PEPPER HAMILTON LLP